EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-49577 and Post-Effective Amendment No. 1 to Registration No. 33-52759 of AEP Texas Central Company (formerly Central Power and Light Company) on Form S-3 of our report dated February 21, 2003 (May 14, 2003 as to Note 16)(which expresses an unqualified opinion and includes an explanatory paragraph referring to the realignment of segments for financial reporting purposes), appearing in this Form 8-K of AEP Texas Central Company.


/s/ Deloitte & Touche LLP

Columbus, Ohio
May 14, 2003